Exhibit 99.1

To:	Corporate Employees

From:	Rich Hallworth

Subject:	Merger Integration Communications

Date:	March 30, 2011
When I first met with you to inform you of the upcoming merger, I told you that I would regularly communicate with you regarding the progress we are making toward that goal. This memo is the first in a series of such written updates you will receive over the coming months.
One important but unfortunate development I want to provide you is a change in the anticipated leadership of our combined company. When I spoke with you, I told you that we expected Mike Taylor to be the Chief Financial Officer of the merged company. After 10 years with the company, Mike has made a personal decision that, after closing of the merger, which he will see through to completion, he will pursue another career path rather than continue on as the CFO in the merged company. His decision is purely a personal one and does not reflect any reservations about the merger, which he fully supports and will help close, or our future opportunities.
I am deeply sorry that Mike has decided to explore alternate career paths. Mike has been a trusted confidante with outstanding skills well beyond the job requirements of a CFO. I’ll miss him both personally and professionally as we launch our new company. I plan to conduct a national search for Mike’s replacement.
Over the last few weeks, we have begun in earnest the tasks of planning for the integration of our two companies. To that end, an Integration Planning Kickoff Meeting was held on March 17th in Brentwood, TN. Attending the meeting were those from Correctional Medical Services (CMS) and PHS Correctional Healthcare (PHS) who have been identified as Functional Team Leads, Project Managers assigned to the integration process, and various other members of senior management from both companies.
Stuart Campbell opened the Integration Planning Kickoff Meeting with a reminder about the rationale behind the merger of these two companies, including:
Preparing for industry growth — The combined company will be well-positioned to serve a rapidly growing number of government agencies seeking private sector alternatives to manage correctional healthcare and most effectively use taxpayer dollars. In addition, we will gain efficiencies that will make the combined company a more competitive bidder and better able to meet the criteria in correctional healthcare RFPs.
Complementary strengths — As you know, PHS has historically had a greater presence in shared risk models where care is delivered in large jail systems, while CMS has historically had a greater presence in delivering care in statewide, full-risk contracts on behalf of prison systems. Another example of our complementary strengths is in the area of technology, where CMS has an extensive business intelligence/data warehouse and PHS has a proprietary electronic health records system specifically created for the unique needs of correctional healthcare.
Additional resources for clients — As a combined company we will have the resources needed to invest in systems and innovations required to meet the evolving needs of our clients. In addition, the combined company will be better positioned to leverage a larger labor pool and therefore have greater ability to staff contract sites with quality medical and administrative professionals.

Attracting the best people — We have the best people in the business and working together, we will be even more attractive to other talent wishing to join us. By combining two of the country’s leading correctional healthcare providers, after closing, we will create a single team with best-in-class experience, staffing depth, best practices and leadership on a solid financial platform.
Opportunity for synergies — While efficiencies will be created in certain corporate functions, no change is anticipated among those staff members who work in correctional facilities and in direct support of our contracts with corrections agencies.
Stuart also outlined the following Integration Objectives to guide the integration planning process:
•	Create “One Company, One Culture”

•	Keep our clients at the forefront

•	Make decisions based on the future, not the past

•	Be nimble; move quickly

•	Capture synergies

•	Treat employees fairly; communicate
We have set up a structure to analyze and make the hundreds of decisions that will be needed to put these two companies together. I want to share with you some of the foundational elements of how the integration planning will work, beginning with the functional workgroup structure. Functional Workgroups and Team Leads are outlined in the table below.

Workgroup	CMS Team Lead	PHS Team Lead
Overall Transition Leaders	Reed Heflin, EVP, PharmaCorr	Larry Pomeroy, President, State Corrections

Finance/Treasury	Todd Sparlin — VP, Finance	Jimmy Sprouse, VP Finance

Legal	Allison Taylor — Assistant General Counsel	Scott King — Sr. VP & Chief Legal Officer

Operations	Stuart Campbell — President and COO

Business Development (Sales) and Marketing	Jeff Winter — VP, New Business Development	Jon Walker — Sr. VP, Business Development

Human Resources (Note:This team supported by Bob Fleetwood & Dave McDaniel, External Consultants)	Sally Powers — Sr. VP, Human Resources	Ray Langham — Sr. VP, Chief HR Officer

Claims; Business Intelligence and Reporting; Purchasing/ Contracting	Scot Ward — VP, Business and Operations Analysis	Therese Brumfield — VP, Provider Operations

Network Infrastructure and Help Desk	Kevin Heuser — Director, Security, Network Operations & Support Services	Kawai Wong — VP, Information Technology

Application Development and Clinical Systems	Brian Holman — VP, Information Technology	Steve Hernandez — Sr. VP, CIO

Clinical and Pharmacy	Dr. Jack Davidson — Chief Medical Officer, Executive VP	Dr. Carl Keldie — Sr. VP, Chief Medical Officer

Risk Management	Mel Mahoney, VP Acquisitions/Treasurer	John McCauley — Sr. VP, Chief Risk Officer

As I mentioned in the town hall meetings, regular communications with employees throughout the integration planning process is critical. Jon Walker will be working with Lorie White, Sr. Director HR, Organization Development & Training at CMS, Stuart Campbell and me to send out a weekly message to all corporate employees and managers in operations, along with talking points for you to use for employee meetings and/or individually. As our Communication Team Leaders, Jon and Lorie are committed to providing you with as much information as possible throughout the merger planning and integration process. Your consistent participation in this communication process is critical; without effective, well-controlled communications, the rumor mill can and will create stories that may have little or nothing to do with the facts.
Our target close date for the transaction is early June 2011. There is significant work to be accomplished both prior to close and within 90-180 days post-close. As stated above, our goal is to keep you informed and up-to-date so that you can, in turn, do the same for your employees.
Please forward questions to me and remind your team members about our new employee communications portal that is accessible through our company website (www.asgr.com) — where questions can be submitted and where new information will be posted on a regular basis.
This is an exciting time for our company and our future is filled with opportunity. I appreciate your continuing support of our work on behalf of our valued clients.
Additional Information and Where to Find It
In connection with the proposed merger, America Service Group will file with the SEC a proxy statement with respect to the special meeting of stockholders that will be held to consider the merger. When completed and filed, the definitive proxy statement and a form of proxy will be mailed to the stockholders of America Service Group. BEFORE MAKING ANY VOTING DECISION, AMERICA SERVICE GROUP’S STOCKHOLDERS ARE STRONGLY URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT AMERICA SERVICE GROUP AND THE PROPOSED MERGER. America Service Group’s stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (in each case, when available) from the SEC’s website at http://www.sec.gov. America Service Group’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (in each case, when available) by directing a request by mail or telephone to America Service Group, Attn: Scott King, General Counsel, 105 Westpark Drive, Suite 200, Brentwood, Tennessee, 37027, telephone: (615)373-3100, or from the investor relations section of America Service Group’s website at www.asgr.com.
Proxy Solicitation
America Service Group and its directors and officers may be deemed to be participants in the solicitation of proxies from America Service Group’s stockholders with respect to the proposed merger. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger. Information regarding America Service Group’s directors and executive officers and their ownership of America Service Group’s common stock is also available in America Service Group’s definitive proxy statement for its 2010 Annual Meeting of Stockholders filed with the SEC on April 28, 2010 and updated on May 28, 2010.